Exchange Agreement

This Exchange Agreement is dated as of July 24, 2008 between Datascension, Inc. ("Datascension") and Longview Fund, L.P. ("Longview").

Longview hereby agrees to exchange (the "Exchange") 15,000,000 shares of Datascension Common Stock ("Common Shares") held by it for 1,000 shares of Series C Preferred Stock, stated value $4,500.00 per share, of Datascension. ("Preferred Shares").

Longview Fund shall send the Common Shares to Jolie Kahn, counsel to Datascension, and Datascension shall send the Preferred Shares to Jolie Kahn. The delivery address for Ms. Kahn is 5928 Stone Meadow Drive, Plano, TX 75093.

Upon receipt by Jolie Kahn of both the Common Shares and the Preferred Shares, the parties authorize Jolie Kahn to effect the Exchange by sending the Preferred Shares to Longview and the Common Shares to Datascension.

The parties execute this Agreement as of the date written above.

DATASCENSION, INC.

By: ______________________________

Scott Kincer
CEO

LONGVIEW FUND, L.P.

By: ______________________________

S. Michael Rudolph
CFO
Viking Asset Management, LLC